SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to Form 8-K

on

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 14, 2003

VITAL LIVING, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33211	88-0485596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5080 North 40th Street, Suite #105, Phoenix, Arizona		85018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (602) 952-9909

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

This amendment to the Company’s Report on Form 8-K is being filed to include the required financial statements and pro forma financial information related to the acquisition previously reported upon.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)                                  Financial Statements

Audited financial statements of Doctors for Nutrition, Inc. as of and for the year ended December 31, 2002, together with the executed auditors’ report of Pannell Kerr Forster of Texas, P.C.

Unaudited financial statements of Doctors for Nutrition, Inc. as of September 30, 2003 and for the nine month periods ended September 30, 2003 and 2002.

(b)                                 Pro Forma Financial Information

Pro forma financial information of Vital Living, Inc. as of September 30, 2003 and for the nine month periods ended September 30, 2003 and 2002 and for the year ended December 31, 2002.

(c)                                  The following documents are filed herewith as exhibits:

10.1                           Stock Purchase Agreement, dated as of October 14, 2003, among Vital Living, Inc. and the selling stockholders listed on the signature page thereto (without schedules or exhibits).

10.2                           Escrow Agreement, dated as of October 14, 2003, by and among Vital Living, Inc., the shareholders of Doctors for Nutrition, Inc., Mercantile National Bank-California, as escrow agent, and Bruce Howe, as the representative of the shareholders.

10.3                           Executive Services Agreement, dated as of October 14, 2003, between Doctors For Nutrition, Inc. and Bruce Howe.

10.4                           Strategic Advisor Agreement, dated October 14, 2003, between Vital Living, Inc. and Dr. Roger Howe.

10.5                           Strategic Advisor Agreement, dated October 14, 2003, between Vital Living, Inc. and Dr. Maynard Howe.

23.1                           Independent Auditors’ Consent of Pannell Kerr Forster of Texas, P.C.

99.1 *                 Press release dated October 15, 2003.

* Previously Filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL LIVING, INC.

By:	/s/ Stuart A. Benson
Stuart A. Benson
President

Date: December 5, 2003

Vital Living, Inc.

Unaudited Pro Forma Combined Financial Statements

Vital Living, Inc.

Unaudited Pro Forma Combined Balance Sheet

September 30, 2003

			Pro Forma Adjustments		Pro Forma Combined Financial Statements
	Historical
	Vital Living	DFN
Assets

Current assets
Cash and cash equivalents	$184,851	$215,165	$—		$400,016
Accounts receivable	220,725	143,615	—		364,340
Accounts receivable - other	256,000	—	—		256,000
Inventory	359,716	35,835	—		395,551
Prepaid expense and other assets	255,410	4,679	—		260,089

Total current assets	1,276,702	399,294	—		1,675,996

Noncurrent assets
Machinery and equipment, net	201,296	8,935	—		210,231
Intangible assets, net	42,501,519	—			42,501,519
Goodwill	8,853,032	—	1,420,000	(a)(d)	10,091,992
			(281,040	)(b)(d)
			100,000	(c)(d)
Other assets	27,168	11,200	—		38,368

Total noncurrent assets	51,583,015	20,135	1,238,960		52,842,110

Total assets	$52,859,717	$419,429	$1,238,960		$54,518,106

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable and accrued expenses	$1,687,206	$138,389	$100,000	(c)	$1,925,595
Accounts payable related parties	196,099	—	—		196,099
Current portion of long-term debt	612,872	—	—		612,872
Note payable, stockholder	100,000	—	—		100,000

Total current liabilities	2,596,177	138,389	100,000		2,834,566

Long-term debt	412,083	—	—		412,083

Commitments and contingencies

Stockholders’ equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized; 6,372,800 shares issued and outstanding	6,373	—	—		6,373
Common stock, $0.001 par value; 100,000,000 shares authorized; 56,164,388 issued and outstanding	55,164	425,947	1,000	(a)	56,164
			(425,947	)(b)
Additional paid-in capital	74,419,983	—	1,419,000	(a)	75,838,983

Restricted common stock issued for services, unamortized	(66,973)	—	—		(66,973)
Warrants and options issued for services, unamortized	(257,963)	—	—		(257,963)
Retained earnings (deficit)	(24,251,614)	(144,907)	144,907	(b)	(24,251,614)
Treasury stock, 352,000 shares, at cost	(36,280)	—	—		(36,280)
Accumulated other comprehensive income	(17,233)	—	—		(17,233)

Total stockholders’ equity	49,851,457	281,040	1,138,960		51,271,457

Total liabilities and stockholders’ equity	$52,859,717	$419,429	$1,238,960		$54,518,106

See accompanying notes to unaudited pro forma combined financial statements.

Vital Living, Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Nine Month Period Ended September 30, 2003

					Pro Forma Adjustments		Pro Forma Combined Financial Statements
	Historical
	Vital Living	COF	E-Nutriceutical	DFN

Revenue (sales)	$1,694,979	$1,051,733	$—	$1,057,781	$—		$3,804,493
Cost of sales	916,483	469,853	—	611,136	—		1,997,472

Gross profit	778,496	581,880	—	446,645	—		1,807,021

Administrative expense
Salaries and benefits	11,561,502	221,414	—	197,728	—		11,980,644
Professional and consulting fees	2,097,646	27,709	—	37,891	—		2,163,246
Selling, general and administrative	1,284,928	344,257	66,231	138,905	—		1,834,321
Amortization of intangibles	627,339	—	666,667	—	2,958,639	(k)	4,252,645
Research and development	361,411	—	—	1,723	—		363,134

Total administrative expenses	15,932,826	593,380	732,898	376,247	2,958,639		20,593,990

Operating profit (loss)	(15,154,330)	(11,500)	(732,898)	70,398	(2,958,639)		(18,786,969)

Other income (expense)
Interest income	4,814	—	—	—	—		4,814
Other income (expense)	254,589	—	—	—	(256,000	)(l)	(1,411)
Interest expense	(141,220)	(7,245)	—	—	(21,300	)(e)	(169,765)

Net income (loss) before income taxes	(15,036,147)	(18,745)	(732,898)	70,398	(3,235,939)		(18,953,331)

Provision for income taxes	—	—	—	17,907	(17,907	)(m)	—

Net income (loss)	(15,036,147)	$(18,745)	$(732,898)	$52,491	$(3,253,846)		(18,953,331)

Deemed dividend associated with beneficial conversion of preferred stock	(1,606,653)						(1,606,653)

Net loss to common stockholders	$(16,642,800)						$(20,559,984)

Basic and diluted loss per share (j)	$(0.62)						$(0.35)

Deemed dividend associated with beneficial conversion of preferred stock (j)	(0.17)						(0.03)

Net loss to common stockholders (j)	$(0.69)						$(0.38)

Weighted average common shares outstanding (j)	24,183,453	1,742,857 (i)	27,414,213 (i)		1,000,000	(a)	54,340,523

See accompanying notes to unaudited pro forma combined financial statements.

Vital Living, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the Nine Month Period Ended September 30, 2002

								Pro Forma Combined Financial Statements

	Historical
	Vital Living	MAF	COF	E-Nutriceuticals	DFN	Pro Forma Adjustments

Revenue (sales)	$105,378	$1,317,753	$1,927,339	$9,233	$134,925	$—		$3,494,628
Cost of sales	55,483	661,110	1,017,905	2,262	93,982	—		1,830,742

Gross profit	49,895	656,643	909,434	6,971	40,943	—		1,663,886

Administrative expense
Salaries and benefits	732,752	428,657	434,412	—	111,111	—		1,706,932
Professional and consulting fees	1,195,417	264,828	43,523	—	6,391	—		1,510,159
Selling, general and administrative	268,364	327,096	584,997	129,016	40,067	—		1,349,540
Amortization of intangibles	—	—	—	1,800,000	—	1,825,306	(k)	3,625,306
Research and
development	228,093	—	—	—	10,694	—		238,787

Total administrative expenses	2,424,626	1,020,581	1,062,932	1,929,016	168,263	1,825,306		8,430,724

Operating loss	(2,374,731)	(363,938)	(153,498)	(1,922,045)	(127,320)	(1,825,306)		(6,766,838)

Other income (expense)
Interest income	10,251	338	3,675	—	—	—		14,264
Other income (expense)	—	16,674	(4,247)	—	3,385	—		15,812
Interest expense	—	(104,606)	(10,297)	(4,658)	—	(21,300	)(e)	(140,861)

Net loss	(2,364,480)	$(451,532)	$(164,367)	$(1,926,703)	$(123,935)	$(1,846,606)		(6,877,623)

Deemed dividend associated with beneficial conversion of preferred stock	(1,383,025)							(1,383,025)

Net loss to common stockholders	$(3,747,505)							$(8,260,648)

Basic and diluted earning per share (j)	$(0.17)							$(0.13)

Deemed dividend associated with beneficial conversion of preferred stock (j)	(0.10)							(0.03)

Net loss to common stockholders (j)	$(0.27)							$(0.16)

Weighted average common shares outstanding (j)	13,672,373	2,500,000 (h)	2,600,000 (f)	32,398,610 (g)		1,000,000	(a)	52,170,983

See accompanying notes to unaudited pro forma combined financial statements.

Vital Living, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2002

	Historical							Pro Forma Combined Financial Statements
	Vital Living	MAF	COF	E-Nutriceuticals March 31, 2003	DFN	Pro Forma Adjustments

Revenue (sales)	$260,844	$1,538,000	$2,447,246	$21,233	$295,256	$—		$4,562,579
Cost of sales	193,032	745,364	1,404,808	24,352	189,935	—		2,557,491

Gross profit (loss)	67,812	792,636	1,042,438	(3,119)	105,321	—		2,005,088

Administrative expense
Salaries and benefits	1,341,103	360,983	555,611	—	154,250	—		2,411,947
Professional and consulting fees	1,607,621	284,873	44,302	—	13,308	—		1,950,104
Selling, general and Administrative	562,972	379,696	742,441	228,169	71,785	—		1,985,063
Amortization of intangibles	—	—	—	2,050,000	—	2,783,741	(k)	4,833,741
Research and development	510,436	44,209	—	—	16,763	—		571,408

Total adminis rative expenses	4,022,132	1,069,761	1,342,354	2,278,169	256,106	2,783,741		11,752,263

Operating loss	(3,954,320)	(277,125)	(299,916)	(2,281,288)	(150,785)	(2,783,741)		(9,747,175)

Other income (expense)
Interest income	13,077	3,637	4,908	—	—	—		21,622
Other income (expense)	—	1,442	(4,247)	—	—	—		(2,805)
Interest expense	(8,652)	(111,608)	(13,842)	(6,953)	—	(28,400	)(e)	(169,455)

Net loss	(3,949,895)	$(383,654)	$(313,097)	$(2,288,241)	$(150,785)	$(2,812,141)		(9,897,813)

Deemed dividend associated with beneficial conversion of preferred stock	(2,235,519)							(2,235,519)

Net loss to common stockholders	$(6,185,414)							$(12,133,332)

Basic and diluted earning per share (j)	$(0.28)							$(0.19)

Deemed dividend associated with beneficial conversion of preferred stock (j)	(0.15)							(0.04)

Net loss to common stockholders (j)	$(0.43)							$(0.23)

Weighted average common shares outstanding (j)	14,278,129	2,219,178 (i)	2,600,000 (f)	32,398,610 (g)		1,000,000	(a)	52,495,917

See accompanying notes to unaudited pro forma combined financial statements.

VITAL LIVING, INC.

Notes to Unaudited Pro Forma Combined Financial Statements

Note 1- General Information and Basis of Presentation

General Information

The Unaudited Pro Forma Combined Financial Statements, and related notes thereto, are presented to show the pro forma effects of the acquisition of 100% of the outstanding common stock of Doctors for Nutrition, Inc. (“DFN”), which was acquired effective October 14, 2003 in a 100% stock transaction for 1,650,000 shares of restricted common stock of Vital Living, Inc. (the “Company”) (the “DFN Acquisition”).  Of the 1,650,000 shares issued in this transaction, 650,000 shares are being held in escrow and may be issued to the selling stockholders if DFN achieves certain minimum levels of earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the period beginning on October 1, 2003 and ending on September 30, 2004 (with the full 650,000 shares due to the selling stockholders if DFN achieves $650,000 of EBITDA during this period).  Additionally, 175,000 shares are being held in escrow to secure indemnity obligations of the selling stockholders.  The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the audited financial statements of the Company included in the Company’s Annual Report on Form 10-KSB/A for the year ended December 31, 2002 and the audited financial statements of DFN as of and for the year ended December 31, 2002 which are contained elsewhere in this document. The Unaudited Pro Forma Combined Statements of Operations presented herein are for illustration purposes only. The Unaudited Pro Forma Combined Statements of Operations for the periods presented are not necessarily indicative of the results of operations that may be obtained in the future or operating results that would have been achieved by the Company had the DFN Acquisition been completed as of the January 1, 2002.

Basis of Presentation

The Unaudited Pro Forma Combined Balance Sheet at September 30, 2003 is based on the historical balance sheet of the Company as of September 30, 2003 and the historical balance sheet of DFN as of September 30, 2003 and assumes the transaction occurred on September 30, 2003.

The Unaudited Pro Forma Combined Statements of Operations has been prepared assuming the DFN Acquisition had occurred as of January 1, 2002. The Company’s historical balances as of December 31, 2002 represents the audited balances for the year ended December 31, 2002 and were derived from audited financial statements contained in the Annual Report on Form 10-KSB/A for the year ended December 31, 2002.  The DFN historical balances as of December 31, 2002 were obtained from the audited financial statements of DFN for the year ended December 31, 2002 contained elsewhere in this document.  The historical balances of E-Nutriceuticals, Inc. ("ENI") as of March 31, 2003 were obtained from the audited financial statements of ENI for the year ended March 31, 2003 which were previously filed in Amendment No. 1 to Form 8-K on Form 8-K/A on November 3, 2002.  The historical balances of Christopher's Original Formulas, Inc. ("COF") as if December 31, 2002 were obtained from the audited financial statements of COF for the year ended December 31, 2002 which were previously filed in Amendment No.1 to Form 8-K on Form 8-K/A on September 2, 2003.  The historical results of both ENI and COF have been presented herein as a result of entities that had previously been acquired during 2003 and are presented as if the acquisition transactions had occurred as of January 1, 2002.  The statement of operations of MAF BioNutritionals (“MAF”) comprises activity for the period January 1, 2002 through November 22, 2002 and were obtained from their historical audited financial statements for the period January 1, 2002 through November 22, 2002 (the date it was acquired). The Statement of Operations of MAF for each period presented also includes the pro forma results of Boulder Endurance Co., Inc. ("Boulder") which was acquired by MAF on April 9, 2002, was compiled from their historical financial statements and was unaudited.  The historical results of both MAF (audited) and Boulder (unaudited) have been presented herein as a result of entities that had previously been acquired during 2002 by the Company, or its subsidiaries subsequently acquired, had been filed within Amendment No. 4 to Form SB-2 on Form SB-2/A dated July 22, 2003 and are presented as if the acquisition transactions had occurred as of January 1, 2002.  The Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 2003 and 2002 were compiled from each acquired entity’s historical financial statements and are unaudited. The DFN Acquisition was accounted for using the purchase method of accounting.

Note - 2 Pro Forma Adjustments

a)              These amounts represent the issuance of 1,650,000 of the common stock of the Company in exchange for certain assets and assumption of certain liabilities of DFN.  There are 650,000 shares held in escrow contingent on DFN achieving certain minimum levels of future earnings and are not included as a component of the cost of the acquisition.  Should DFN achieve these performance milestones then the purchase price will be adjusted to reflect the additional consideration exchanged in this transaction with a corresponding adjustment made to goodwill.  The initial purchase price consideration is comprised of 825,000 shares of common stock issued directly to the stockholders of DFN and 175,000 shares of common stock held in escrow to secure indemnity obligations which had a combined fair market value of $1,420,000, or $1.42 per common share.  The fair market value was determined based upon an evaluation of the closing price of the Company’s common stock for a reasonable period before and after the measurement date, which was October 14, 2003.

b)             This amount represents the elimination of the historical capital of DFN upon consolidation and reflecting it as an adjustment to goodwill.

c)              This amount represents the estimated closing costs of the DFN Acquisition which is comprised of approximately $50,000 for investment banking services to assist in the transaction and approximately $50,000 of other procurement costs, primarily legal costs incurred in preparing the closing documents.

d)             This amount represents the purchase price in excess of the estimated fair value of the assets and liabilities assumed relating to the DFN Acquisition.

e)              This amount represents interest expense on the assumed debt obligations of certain COF executives of which COF was acquired during July 2003 and would have been an expense of the Company had the transaction occurred on January 1, 2002.

f)                This amount represents the common shares issued by the Company for the July 2003 acquisition of COF as if the transaction had occurred as of January 1, 2002.

g)             This amount represents the common shares issued by the Company in the August 2003 acquisition of ENI as if the transaction had occurred as of January 1, 2002.

h)             This amount represents the common shares issued by the Company for the November 2002 acquisition of MAF as if the transaction had occurred as of January 1, 2002.

i)                 This amount represents the weighted average number of common shares of the Company necessary to present the acquisitions of ENI, COF and MAF as if the transaction had occurred as of January 1, 2002.

j)                 See “Net Loss Per Share” within Note 1 to the Financial Statements of the Company included in the Company’s Annual Report on Form 10-KSB/A for the year ended December 31, 2002 for information regarding the calculation of net loss per share. Due to the Company incurring a net loss for all periods presented, inclusion of common stock equivalents would be antidilutive, thus the basic and diluted loss per share are the same.

k)              ENI was acquired effective August 20, 2003 thus this adjustment reflects the recognition of amortization expense associated with purchased intangible assets as if the ENI acquisition had occurred as of January 1, 2002.

l)                 This amount represents the elimination of other income originating from a management agreement entered into with COF by the Company during April 2003 that would not have been executed had COF been acquired effective January 1, 2002.

m)           This amount represents the elimination of tax expense as if DFN had been acquired effective January 1, 2002.  There are sufficient net operating loss carryforwards available from the Company to offset DFN’s taxable earnings.

Note - 3 Purchase Price Allocation

The purchase price consisted of 1,000,000 share of common stock of the Company valued at $1,420,000, or $1.42 per share.  There are 650,000 shares held in escrow contingent on DFN achieving certain minimum levels of future earnings and are not included as a component of the cost of the acquisition.  Should DFN achieve these performance milestones then the purchase price will be adjusted to reflect the additional consideration exchanged in this transaction with a corresponding adjustment made to goodwill.  The purchase price has been allocated as follows:

Purchase price paid in common stock to DFN		$1,420,000

Less:	Operating assets acquired
	Cash	(215,165)
	Accounts receivable	(143,615)
	Inventory	(35,835)
	Other assets	(15,879)
	Fixed assets	(8,935)

Total assets acquired		(419,429)

Plus: Operating liabilities assumed		138,389

Transaction costs		100,000

Goodwill		$1,238,960

This preliminary purchase price allocation was based on terms of the acquisition agreement. Final purchase price allocations will be based on further analysis of fair values of acquired identifiable tangible and intangible assets, deferred tax assets and liabilities and acquired contracts, which will be completed after review of all available data. Differences between preliminary allocations of the purchase price, as presented herein, and the final allocation could have a significant impact on the accompanying unaudited pro forma financial statements.  The ultimate realization of the value of these assets is dependent on the ability of management to carry out its business strategy.  Failure to do so may result in future impairments of these long-lived intangible assets which will negatively impact the financial position the Company.

DOCTORS FOR NUTRITION, INC.

September 30, 2003

DOCTORS FOR NUTRITION, INC.

BALANCE SHEET

September 30, 2003

(Unaudited)

ASSETS

CURRENT ASSETS
Cash	$215,165
Trade accounts receivable	143,615
Inventory	35,835
Prepaid expense and other assets	4,679

TOTAL CURRENT ASSETS	399,294

PROPERTY AND EQUIPMENT, NET	8,935
INTANGIBLE ASSETS	11,200

TOTAL ASSETS	$419,429

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and other accrued liabilities	$86,985
Sales tax payable	6,960
Deferred tax payable	1,378
Income tax payable	17,066
Deferred revenue	26,000

TOTAL CURRENT LIABILITIES	138,389

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, no par value; 100,000,000 shares authorized; 5,295,898 shares issued and outstanding	425,947
Accumulated deficit	(144,907)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	281,040

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$419,429

See accompanying notes to unaudited financial statements.

DOCTORS FOR NUTRITION, INC.

STATEMENT OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,
	2003	2002

SALES	$1,057,781	$134,925

COST OF SALES	611,136	93,982

GROSS PROFIT	446,645	40,943

EXPENSES:
Salaries	197,728	111,111
Marketing and printing	55,299	20,016
Research and development	1,723	10,694
Professional fees	37,891	6,391
Office	21,379	1,754
Telephone	9,200	5,467
Travel & entertainment	25,286	3,389
Bank charges	14,224	3,107
Website	4,168	1,408
Postage	4,062	699
Depreciation	143	—
Automobile	5,144	22

TOTAL EXPENSES	376,247	164,058

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	70,398	(123,115)

PROVISION FOR INCOME TAXES	17,907	819

NET INCOME (LOSS)	$52,491	$(123,934)

See accompanying notes to unaudited financial statements.

DOCTORS FOR NUTRITION, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Nine Month Period Ended September 30, 2003

	Common Stock		Accumulated
	Shares	Amount	Deficit
				Total
Balance at December 31, 2002	5,117,327	$195,947	$(197,398)	$(1,451)

Common stock issued for cash	178,571	125,000	—	125,000

Contributed services by officers
and stockholders	—	105,000	—	105,000

Net income	—	—	52,491	52,491

Balance at September 30, 2003	5,295,898	$425,947	$(144,907)	$281,040

DOCTORS FOR NUTRITION, INC.

STATEMENT OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$52,491	$(123,934)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	143	—
Contributed services by officers and stockholders	105,000	105,000
Changes in operating assets and liabilities:
Trade accounts receivable	(77,212)	(24,918)
Inventory	(3,220)	(16,545)
Prepaid expense and other assets	(4,679)	(682)
Intangible assets	(4,900)	(5,725)
Trade accounts payable	(25,010)	40,912
Sales taxes payable	6,422	361
Deferred tax payable	1,378	—
Income tax payable	17,066	—
Deferred revenue	26,000	—

NET CASH PROVIDED BY (USED) IN OPERATING ACTIVITIES	93,479	(25,531)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(9,078)	—

NET CASH USED IN INVESTING ACTIVITIES	(9,078)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of stockholder loans	—	(700)
Borrowings on stockholder loans	—	28,155
Capital contribution	125,000	6,454
Issuance of common stock	—	12,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	125,000	46,409

NET INCREASE IN CASH	209,401	20,878

CASH AT BEGINNING OF YEAR	5,764	4,252

CASH AT END OF YEAR	$215,165	$25,130

SUPPLEMENTAL CASH FLOW INFORMATION:

Interest paid	$—	$—
Income taxes paid	$841	$800

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Contribution of services by officers and stockholders	$105,000	$105,000

See accompanying notes to unaudited financial statements.

DOCTORS FOR NUTRITION, INC.

Notes to Unaudited Financial Statements

September 30, 2003

NOTE 1   -               SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited financial statements at September 30, 2003 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information on a basis consistent with the audited financial statements.  The financial statements presented herein reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the Company’s financial position as of September 30, 2003 and results of operations and cash flows for the nine month period then ended.  All such adjustments are of a normal recurring nature.  The results of operations for these interim periods are not necessarily indicative of the results expected for a full year.  The statements should be read in conjunction with the audited financial statements and footnotes thereto for the year ended December 31, 2002 included elsewhere in this document.

Nature of operations

Doctors for Nutrition, Inc. (the “Company”) was formed through the dissolution of two previously existing companies owned by two of the current stockholders of which their assets, consisting primarily of inventory, internally developed formulations and certain fixed assets, were contributed in exchange for common stock of the Company.  The Company was incorporated in the state of California as a C-Corporation on October 5, 2001. The Company’s primary product that it sells is a nutritional supplement, GreensFIRST™, that is marketed through healthcare professionals, distributors, and through direct retail sales. The product is made to the Company’s strict specifications by a contracted manufacturer.

Revenue recognition

The Company recognizes revenue when its products are shipped.  The Company has a 30 day money-back guarantee on all of its products. Based on the Company’s past experience no allowances for returns have been recorded as of September 30, 2003.  The Company may, from time to time, offer volume and promotional discounts on the products that it sells.  Both product returns and volume and promotion discounts are recorded as a reduction of revenue.  Cash collections received prior to products being shipped are recorded as deferred revenue.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all short-term securities purchased with maturities of three months or less to be cash equivalents.

Trade accounts receivable

The Company has not recorded an allowance for doubtful accounts because this amount is derived by specific identifications made by management, based on current economic conditions, past payment histories and credit worthiness of customers.  The Company has not historically experienced a significant amount of bad debts, therefore, the Company does not anticipate, and consequently has not allowed for any bad debts.

Inventory

The Company’s inventory is recorded at cost and is valued at the lower of cost (first in, first out) or market.

Property and equipment

The Company’s furniture and equipment are depreciated using the straight-line method based on the estimated life of the assets.  Maintenance and repairs are charged to expense as incurred.

Intangible assets

The Company’s intangible assets consist of trademarks. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142 “Goodwill and Other Intangible Assets,”  intangible assets are not amortized, but tested for impairment annually.

Advertising

The Company expenses advertising costs as they are incurred.  During the nine month period ended September 30, 2003 and 2002, the Company incurred approximately $321 and $1,966, respectively, in advertising expenses.

Research and development

The Company has performed work for various individuals and companies. The Company has billed $1,500 for research and development services and incurred costs of $1,723 formulating and testing these products and products that it sells.

Deferred income taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes,” which provides for an asset and liability approach for accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws and differences between financial statement carrying amounts and their respective tax basis.

For income tax reporting, the Company uses depreciation methods that differ from financial statement reporting methods.  As a result, the tax basis of furniture and equipment exceeds its financial reporting basis and the Company has recorded a deferred tax asset.

Also, for income tax reporting, trademarks are amortized over the allowable period, thereby providing a tax deduction but not financial reporting expense.  Deferred income taxes have also been recorded for this difference.

Recent accounting pronouncements

In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, “Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity.” SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The Company did not participate in any applicable activities during the three month period ended September 30, 2003.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  This Statement is effective for contracts entered into or modified after June 30, 2003.  The Company did not participate in any applicable activities during the three month period ended September 30, 2003.

In January 2003, the FASB issued Financial Interpretation No. ("FIN") 46, “Consolidation of Variable Interest Entities.”  In general, a variable interest entity is a corporation, partnership, trust, or any other legal entity used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company did not participate in any applicable activities as of and for the period ended September 30, 2003.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Exit or Disposal Activities.”  SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of disposal activities, including restructuring activities that are currently covered in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Activity.” The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002.  The Company did not participate in any applicable activities as of and for the period ended September 30, 2003.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” This statement rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt,” which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of income taxes.  As a result, the criteria in Accounting Principles Board (“APB”) No. 30 will now be used to classify those gains and losses. Any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of this Statement are effective for fiscal years beginning after January 1, 2003. The Company did not participate in any applicable activities as of and for the period ended September 30, 2003.

In November 2002, the FASB issued FIN 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” an interpretation of FASB Statements No. 5, 57 and 107, and rescission of FASB Interpretation No. 34, “Disclosure of Indirect Guarantees of Indebtedness of Others.” FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements for interim or annual periods ending after December 15, 2002.  The Company did not participate in any applicable activities as of and for the period ended September 30, 2003.

The Company does not expect the adoption of any of the above-mentioned standards to have a material impact on the Company’s future financial condition or results of operations.

NOTE 2   -               FURNITURE AND EQUIPMENT

Furniture and equipment consist of the following at September 30, 2003:

Computers and equipment	$18,802
Furniture	2,000

20,802

Accumulated depreciation	(11,867)

$8,935

The Company estimates useful lives of its computers, equipment and furniture to range between 1 to 3 years.  The Company continues to use its assets which are fully depreciated.

NOTE 3   -               INTANGIBLE ASSETS

The Company’s intangible assets consist of trademarks valued at $11,200.  The trademarks represent the cost of procuring product names.

At September 30, 2003, management has reviewed the fair market value of the Company’s intangible assets and does not believe there has been any impairment.

NOTE 4   -               INCOME TAXES

Income tax expense for the nine month periods ended September 30, 2003 and 2002 are as follows:

	Nine Months Ended September 30,
	2003	2002

Current tax expense:
Federal	$11,284	$—
State	5,245	819
Total current portion	16,529	819

Deferred tax benefit:
Federal	1,378	—
State	—	—
Total deferred portion	1,378	—

Total income tax expense	$17,907	$819

Deferred income taxes reflect the net tax effects of the temporary difference between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes.

The deferred tax liability at September 30, 2003 is comprised of book basis of assets in excess of tax basis of assets resulting from differing methods of calculating depreciation.

The income tax expense generated for the nine months ended September 30, 2003 and 2002 differs from the amount that would result from applying Federal statutory rates to net income (loss) before income taxes because of permanent differences for certain expenses which are not deductible for income tax purposes and due to the realization of net deferred tax assets that were previously reserved for in full.

NOTE 5   -               STOCKHOLDERS’ EQUITY

During the nine months ended September 30, 2003, the Company sold 178,571 shares of Common Stock to two individuals for cash proceeds of $125,000.  Of these shares of common stock, 142,857 were sold to the Company’s contract manufacturer of GreensFIRST™ for $100,000 and 35,714 shares of common stock were sold to a distributor of its products for $25,000.

NOTE 6   -     RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2003 and 2002, the Company purchased approximately $446,000 and $52,000, respectively, of GreensFIRST™ from its contracted manufacturer.  During nine months ended September 30, 2003, the Company sold 142,857 shares of common stock to this manufacturer.

The Company uses office and storage space on property owned by one of its stockholders. The Company has not paid or accrued any expense for the usage of this space during the nine months ended September 30, 2003 and 2002.

NOTE 7   -     CONCENTRATIONS OF RISK

During the nine months ended September 30, 2003, the Company had two customers that accounted for 37% of its sales.  During the nine months ended September 30, 2002, the Company had one customer that accounted for approximately 66% of its sales.  One of these customers represented 42% of the Company’s receivables at September 30, 2003.

As referred to in Note 1, the Company’s primary product that it sells is a nutritional supplement, GreensFIRST™, which contributed 70% and 30% of total sales for the nine months ended September 30, 2003 and 2002, respectively.  Failure to adequately market this product line or a downturn in consumer interest in this product could have a significant impact on volume of revenue of the Company.

GreensFIRST™ is manufactured by one contracted manufacturer which accounted for 39% and 12% of total cost of goods sold during the nine months ended September 30, 2003 and 2002, respectively.  This manufacturer also manufactures a majority of its other nutraceutical products comprising approximately $443,000 and $35,000, or 72% and 37%, of total cost of goods sold for the nine months ended September 30, 2003 and 2002, respectively.  Management believes that a loss of this manufacturer would not significantly impact the Company as its formulation for GreensFIRST™ and other products could be easily replicated by other qualified nutraceutical manufacturers.

The Company maintains its cash balance primarily in one financial institution, which at times, may exceed Federally insured limits.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

NOTE 8   -     SUBSEQUENT EVENTS

On October 14, 2003, the Company completed the sale of one hundred percent of the Company’s outstanding common stock to Vital Living, Inc., a publicly traded Nevada corporation, in exchange for up to 1,650,000 shares of common stock of Vital Living.  Under the terms of the purchase and sales agreement, the Company will be a wholly owned subsidiary of Vital Living, Inc. and will continue to operate from its location in California.

DOCTORS FOR NUTRITION, INC.

December 31, 2002

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Doctors for Nutrition, Inc.

We have audited the accompanying balance sheet of Doctors for Nutrition, Inc. (the “Company”) as of December 31, 2002 and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year then ended.  The financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Doctors for Nutrition, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Houston, Texas

July 23, 2003

(Except for Note 8 for which

the date is October 14, 2003)

DOCTORS FOR NUTRITION, INC.

BALANCE SHEET

December 31, 2002

ASSETS

CURRENT ASSETS
Cash	$5,764
Trade accounts receivable	66,403
Inventory	32,615

TOTAL CURRENT ASSETS	104,782

INTANGIBLE ASSETS	6,300

TOTAL ASSETS	$111,082

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Trade accounts payable	$111,995
Sales tax payable	538

TOTAL CURRENT LIABILITIES	112,533

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, no par value; 100,000,000 shares authorized; 5,117,327 shares issued and outstanding	195,947
Accumulated deficit	(197,398)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(1,451)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$111,082

DOCTORS FOR NUTRITION, INC.

STATEMENT OF OPERATIONS

For the Year ended December 31, 2002

SALES	$295,256

COST OF SALES	189,935

GROSS PROFIT	105,321

EXPENSES:
Salaries	152,250
Marketing and printing	30,476
Research and development	16,763
Professional fees	13,308
Office	10,211
Telephone	8,835
Travel & entertainment	8,461
Bank charges	7,304
Website	3,658
Payroll taxes and fees	2,000
Depreciation	1,721
Postage	1,119

TOTAL EXPENSES	256,106

LOSS BEFORE PROVISION FOR INCOME TAXES	(150,785)

PROVISION FOR INCOME TAXES	—

NET LOSS	$(150,785)

DOCTORS FOR NUTRITION, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Year ended December 31, 2002

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total

Balance at December 31, 2001	5,000,000	$5,000	$(46,613)	$(41,613)

Common stock issued for cash	100,000	12,500	—	12,500

Capital contribution	—	7,100	—	7,100

Conversion of loans by existing shareholders	—	30,347	—	30,347

Contributed services by officers and stockholders	—	140,000	—	140,000

Common stock issued for services rendered	17,327	1,000	—	1,000

Net loss	—	—	(150,785)	(150,785)

Balance at December 31, 2002	5,117,327	$195,947	$(197,398)	$(1,451)

DOCTORS FOR NUTRITION, INC.

STATEMENT OF CASH FLOWS

For the Year ended December 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(150,785)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,721
Contributed services by officers and stockholders	140,000
Common stock issued for services	1,000
Changes in operating assets and liabilities:
Trade accounts receivable	(65,624)
Inventory	(20,354)
Trade accounts payable	73,540
Sales taxes payable	454

NET CASH USED IN OPERATING ACTIVITIES	(20,048)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(1,721)
Trademark purchases	(6,300)

NET CASH USED IN INVESTING ACTIVITIES	(8,021)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of stockholder loans	(700)
Borrowings on stockholder loans	10,681
Capital contribution	7,100
Issuance of common stock	12,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	29,581

NET INCREASE IN CASH	1,512

CASH AT BEGINNING OF YEAR	4,252

CASH AT END OF YEAR	$5,764

SUPPLEMENTAL CASH FLOW INFORMATION:

Interest paid	$—
Income taxes paid	$1,600

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Conversion of shareholder loans to capital	$30,347
Contribution of services by officers and stockholders	$140,000
Common stock issued for services	$1,000

DOCTORS FOR NUTRITION, INC.

Notes to Financial Statements

December 31, 2002

NOTE 1   -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations

Doctors for Nutrition, Inc. (the “Company”) was formed through the dissolution of two previously existing companies owned by two of the current stockholders of which their assets, consisting primarily of inventory, internally developed formulations and certain fixed assets were contributed in exchange for common stock of the Company.  The Company was incorporated in the state of California as a C-Corporation on October 5, 2001. The Company’s primary product that it sells is a nutritional supplement, GreensFIRST™, that is marketed through healthcare professionals, distributors, and through direct retail sales. The product is made to the Company’s strict specifications by a contracted manufacturer.

Revenue recognition

The Company recognizes revenue when its products are shipped.  The Company has a 30 day money-back guarantee on all of its products. Based on the Company’s past experience no allowances for returns have been recorded as of December 31, 2002.  The Company may, from time to time, offer volume and promotional discounts on the products that it sells.  Both product returns and volume and promotion discounts are recorded as a reduction of revenue.  Cash receipts collected prior to product being shipped is recorded as deferred revenue.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all short-term securities purchased with maturities of three months or less to be cash equivalents.

Trade accounts receivable

The Company has not recorded an allowance for doubtful accounts because this amount is derived by specific identifications made by management, based on current economic conditions, past payment histories and credit worthiness of customers.  The Company has not historically experienced a significant amount of bad debts, therefore, the Company does not anticipate, and consequently has not allowed for any bad debts.

Inventory

The Company’s inventory is recorded at cost and is valued at the lower of cost (first in, first out) or market.

Property and equipment

The Company’s furniture and equipment are depreciated using the straight-line method based on the estimated life of the assets.  Maintenance and repairs are charged to expense as incurred.

Intangible assets

The Company’s intangible assets consist of trademarks. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142 “Goodwill and Other Intangible Assets,” intangible assets are not amortized, but tested for impairment annually.

Advertising

The Company expenses advertising costs as they are incurred.  During the year ended December 31, 2002, the Company incurred approximately $3,800 in advertising expenses.

Research and development

The Company has performed work for various individuals and companies. The Company has billed $5,550 for research and development services and incurred costs of $16,763 formulating and testing these products and products that it sells.

Deferred income taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes,” which provides for an asset and liability approach for accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws and differences between financial statement carrying amounts and their respective tax basis.

For income tax reporting, the Company uses depreciation methods that differ from financial statement reporting methods.  As a result, the tax basis of furniture and equipment exceeds its financial reporting basis and the Company has recorded a deferred tax asset.

Also, for income tax reporting, trademarks are amortized over the allowable period, thereby providing a tax deduction but not financial reporting expense.  Deferred income taxes have also been recorded for this difference.

Recent accounting pronouncements

In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, “Accounting for Exit or Disposal Activities.”  SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of disposal activities, including restructuring activities that are currently covered in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Activity.” The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002.  The Company did not participate in any applicable activities as of and for the year ended December 31, 2002.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” This statement rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt,” which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of income taxes.  As a result, the criteria in Accounting Principles Board ("APB") No. 30 will now be used to classify those gains and losses. Any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of this Statement are effective for fiscal years beginning after January 1, 2003.  The Company did not participate in any applicable activities as of and for the year ended December 31, 2002.

In November 2002, the FASB issued Financial Interpretations ("FIN") No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” an interpretation of FASB Statements FIN No. 5, 57 and 107, and rescission of FASB Interpretation FIN No. 34, “Disclosure of Indirect Guarantees of Indebtedness of Others.” FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements for interim or annual periods ending after December 15, 2002.  The Company did not participate in any applicable activities as of and for the year ended December 31, 2002.

The Company does not expect the adoption of any of the above-mentioned standards to have a material impact on the Company’s future financial condition or results of operations.

NOTE 2   -     FURNITURE AND EQUIPMENT

Furniture and equipment consist of the following at December 31, 2002:

Computers and equipment	$12,533
Furniture	568

13,101

Accumulated depreciation	(13,101)

$—

The Company estimates useful lives of its computers, equipment and furniture to range between 1 to 3 years.  The Company continues to use its assets which are fully depreciated.

NOTE 3   -     INTANGIBLE ASSETS

The Company’s intangible assets consist of trademarks valued at $6,300.  These trademarks were acquired at various times during the year ended December 31, 2002.  The trademarks represent the cost of procuring product names.

At December 31, 2002, management has reviewed the fair market value of the Company’s intangible assets and does not believe there has been any impairment.

NOTE 4   -     INCOME TAXES

Income tax expense for the year ended December 31, 2002 is as follows:

Current tax expense:
Federal	$—
State	1,600
Total current portion	1,600

Deferred tax benefit:
Federal	—
State	(1,600)
Total deferred portion	(1,600)

Total income tax expense	$—

Deferred income taxes reflect the net tax effects of the temporary difference between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes.

Significant components of deferred tax assets at December 31, 2002 are as follows:

Deferred tax assets:
Net operating loss carryforwards	$9,100
Tax basis of assets in excess of book basis	3,600

Total deferred tax assets	12,700

Less valuation allowance	(12,700)

Net deferred tax assets	$—

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.  A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.  The valuation allowance increased by $7,700 for the year ended December 31, 2002.

The income tax benefit generated for the year ended December 31, 2002 differs from the amount that would result from applying Federal statutory rates to net loss before income taxes because of permanent differences for certain expenses which are not deductible for income tax purposes and net deferred tax assets which have been allowed for in full.

The Company has Federal and California operating loss carryforwards of $4,900 and $4,200, respectively.  Under Federal and state laws, the availability of operating loss carryforwards are limited by IRS Section 382 in the event of a cumulative change in the Company’s ownership resulting in a change in control.   As discussed in Note 8, the Company has entered into a letter of intent to sell 100% of the common stock of the Company which will affect a change in control should the transaction close.  Accordingly, the utilization of the operating loss may be limited.  The Company’s Federal and California operating loss carryforwards begin to expire in 2021 and 2022, respectively.  California has suspended the utilization of any net operating loss carryforwards until 2004.

NOTE 5   -     STOCKHOLDERS’ EQUITY

During the year, the Company sold 100,000 shares of Common Stock to an individual for cash proceeds of $12,500.

During the year, the Company granted 17,327 shares of Common Stock to an individual for services provided.  The fair value of these services was determined to approximately $1,000.

NOTE 6   -     RELATED PARTY TRANSACTIONS

During the year, the Company purchased $140,388 of GreensFirst from its contracted manufacturer.  During 2003, the Company sold 142,857 shares of common stock to this manufacturer (see Note 8).

The Company uses office and storage space on property owned by one of its stockholders. The Company has not paid or accrued any expense for the usage of this space during the year ended December 31, 2002.

The Company received management services from one of its stockholders for a period of approximately twenty months.  The Company has negotiated to compensate this stockholder for services rendered by discounting future products purchased by this individual.  As of December 31, 2002 the Company has sold $250 of its products to this stockholder.

During the year ended December 31, 2002, the Company sold $4,283 in products to a relative of a stockholder. These sales are considered to have occurred at arms-length.

NOTE 7   -     CONCENTRATIONS OF RISK

The Company had two customers that accounted for 54% of its sales for the year ended December 31, 2002.  One of these customers represented 65% of the Company’s receivables at December 31, 2002.

As referred to in Note 1, the Company’s primary product that it sells is a nutritional supplement, GreensFIRST™, which contributed 40% of total sales for the year ended December 31, 2002.  Failure to adequately market this product line or a downturn in consumer interest in this product could have a significant impact on volume of revenue of the Company.

GreensFIRST™ is manufactured by one contracted manufacturer which accounted for 20% of total cost of goods sold during the year ended December 31, 2002.  This manufacturer also manufactures a majority of its other nutraceutical products comprising approximately $120,000, or 73%, of total cost of goods sold.  Management believes that a loss of this manufacturer would not significantly impact the Company as its formulation for GreensFIRST™ and other products could be easily replicated by other qualified nutraceutical manufacturers.

The Company maintains its cash balances in one reputable financial institution.  The balance is insured by the Federal Deposit Insurance Corporation up to $100,000.  At December 31, 2002, the Company had no uninsured balance with this financial institution.

NOTE 8   -     SUBSEQUENT EVENTS

In May 2003, the Company sold 178,571 shares of common stock for $125,000.  Of these shares of common stock 142,857 were sold to the Company’s contract manufacturer of GreensFIRST™ for $100,000 and 35,714 shares of common stock were sold to a distributor of its products for $25,000.

On October 14, 2003, the Company completed the sale of one hundred percent of the Company’s outstanding common stock to Vital Living, Inc., a publicly traded Nevada corporation, in exchange for up to 1,650,000 shares of common stock of Vital Living.  Under the terms of the purchase and sales agreement, the Company will be a wholly owned subsidiary of Vital Living, Inc. and will continue to operate from its location in California.